Exhibit 99.2

Ambassadors International, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

On April 2, 2007, Ambassadors International, Inc. (“Ambassadors”) completed its acquisition of Windstar Sail Cruises Limited (“Windstar Cruises”), through the acquisition of all of the outstanding shares of Windstar Cruises. The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the completed acquisition accounted for as a purchase.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 presented herein was prepared using the historical consolidated audited statement of operations of Ambassadors for the year ended December 31, 2006 and the historical consolidated audited statement of operations for Windstar Cruises for the year ended November 30, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 gives effect to the acquisition as if it had been completed on January 1, 2006.

The unaudited pro forma interim condensed balance sheet as of March 31, 2007, and the unaudited pro forma interim condensed statement of operations for the three months ended March 31, 2007 are also presented herein. The unaudited pro forma interim condensed balance sheet was prepared using the unaudited consolidated balance sheet of Ambassadors as of March 31, 2007 and gives effect to the acquisition as if it had been completed on March 31, 2007. The unaudited pro forma interim condensed statement of operations was prepared using the unaudited consolidated statement of operations of Ambassadors for the three months ended March 31, 2007 and gives effect to the acquisition as if it had been completed on January 1, 2006.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes and are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed combined financial statement for the year ended December 31, 2006, and the accompanying notes, are based upon the respective historical consolidated statements of operations of Ambassadors and Windstar Cruises, and should be read in conjunction with Ambassadors’ audited consolidated financial statements and related notes, Ambassadors’ “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Ambassadors’ Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, and Windstar Cruises’ audited financial statements and related notes presented herein. The unaudited pro forma interim condensed financial statements, and the accompanying notes, are based upon the unaudited interim consolidated financial statements of Ambassadors and should be read in conjunction with Ambassadors’ unaudited consolidated financial statements and related notes, Ambassadors’ “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Ambassadors’ Quarterly Report on Form 10-Q for the three months ended March 31, 2007.

Ambassadors International, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2006

(in thousands, except per share data)

	Ambassadors	Windstar Cruises	Pro Forma Adjustments			Pro Forma Combined

Revenues:
Passenger ticket revenue	$66,767	$58,310	$—			$125,077
Marine revenue	46,614	—	—			46,614
Travel, incentive and event related	13,143	—	—			13,143
Onboard and other cruise revenue	9,047	10,054	—			19,101
Net insurance premiums earned	8,848	—	—			8,848
Other revenue	—	6,743	—			6,743

	144,419	75,107	—			219,526

Costs and operating expenses:
Cruise costs and operating expenses	43,855	51,171	—			95,026
Cost of marine revenue	34,516	—	—			34,516
General and administrative	34,322	—	—			34,322
Selling and tour promotion	17,423	13,194	(274)	(E	)	30,343
Loss and loss adjustment expenses	5,249	—	—			5,249
Depreciation and amortization	4,224	7,996	(3,003)	(F	)	9,217
Insurance acquisition costs and other operating expenses	3,564	—	—			3,564

	143,153	72,361	(3,277)			212,237

Operating income	1,266	2,746	3,277			7,289

Other income (expense):
Interest and dividend income	3,823	15	(603)	(G	)	3,235
Realized gain on sale of available-for-sale securities	1,085	—	—			1,085
Interest expense	(3,500)	—	(4,089)	(H	)	(7,589)
Other, net	3,296	(37)	—			3,259

	4,704	(22)	(4,692)			(10)

Income (loss) before income taxes	5,970	2,724	(1,415)			7,279
Provision (benefit) for income taxes	343	(85)	22	(I	)	280

Net income (loss)	$5,627	2,809	(1,437)			6,999

Earnings per share:
Basic	$0.53	$0.26				$0.66

Diluted	$0.49	$0.25				$0.61

Weighted-average common shares outstanding:
Basic	10,668	10,668				10,668

Diluted	11,445	11,445				11,445

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Ambassadors International, Inc.

Unaudited Pro Forma Interim Condensed Balance Sheet

As of March 31, 2007

(in thousands)

		Pro Forma
	Ambassadors	Windstar Cruises (J)	Adjustments			Pro Forma Combined

Assets:
Current assets:
Cash and cash equivalents	$25,976	$903	$(12,064)	(A	)	$14,815
Restricted cash	22,815	—	—			22,815
Available-for-sale securities	7,498	—	—			7,498
Accounts receivable, net	26,439	200	—			26,639
Costs in excess of billings on construction contracts	7,869	—	—			7,869
Premiums receivable	12,982	—	—			12,982
Deferred policy acquisition costs	91	—	—			91
Reinsurance recoverable	1,628	—	—			1,628
Prepaid reinsurance premiums	70	—	—			70
Inventory	4,081	893	—			4,974
Deferred income taxes	1,614	—	—			1,614
Prepaid costs and other current assets	19,578	844	—			20,422

Total current assets	130,641	2,840	(12,064)			121,417
Property, plant and equipment, net	122,879	96,124	—			219,003
Goodwill	9,181	—	—			9,181
Other intangibles	3,382	—	1,695	(B	)	5,077
Deferred income taxes	297	—	—			297
Other assets	4,192	—	—			4,192

Total assets	$270,572	$98,964	$(10,369)			$359,167

Liabilities:
Current liabilities:
Accounts payable	$20,119	$(4)	$—			$20,115
Participant and passenger deposits	42,606	21,075	—			63,681
Billings in excess of costs on construction contracts	7,762	—	—			7,762
Accrued and other expenses	8,650	6,941	—			15,591
Loss and loss adjustment expense reserves	10,034	—	—			10,034
Unearned premiums	334	—	—			334
Current portion of long-term debt	7	—	4,305	(C	)	4,312
Other	4,399	620	—			5,019

Total current liabilities	93,911	28,632	4,305			126,848
Long-term debt, net of current portion	69,676	—	55,695	(C	)	125,371
Inter-company payable	—	349	(349)	(D	)	—
Other liabilities	—	(37)	—			(37)

Total liabilities	163,587	28,944	59,651			252,182
Stockholders’ equity:
Preferred stock	—	12	(12)	(D	)	—
Common stock	107	16	(16)	(D	)	107
Additional paid-in capital	97,642	65,489	(65,489)	(D	)	97,642
Retained earnings	8,231	4,503	(4,503)	(D	)	8,231
Accumulated other comprehensive loss	1,005	—	—			1,005

Total stockholders’ equity	106,985	70,020	(70,020)			106,985

Total liabilities and stockholders’ equity	$270,572	$98,964	$(10,369)			$359,167

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Ambassadors International, Inc.

Unaudited Pro Forma Interim Condensed Statement of Operations

For the Three Months Ended March 31, 2007

(in thousands, except per share data)

		Pro Forma
	Ambassadors	Windstar Cruises (J)	Adjustments			Pro Forma Combined

Revenues:
Passenger ticket revenue	$4,668	$12,708	$—			$17,376
Marine revenue	23,484	—	—			23,484
Travel, incentive and event related	3,524	—	—			3,524
Onboard and other cruise revenue	547	2,439	—			2,986
Net insurance premiums earned	654	—	—			654
Other revenue	—	733	—			733

	32,877	15,880	—			48,757

Costs and operating expenses:
Cruise costs and operating expenses	6,770	11,737	—			18,507
Cost of marine revenue	19,444	—	—			19,444
General and administrative	11,320	—	—			11,320
Selling and tour promotion	6,768	3,194	(47)	(E	)	9,915
Loss and loss adjustment expenses	378	—	—			378
Depreciation and amortization	1,560	2,212	(963)	(F	)	2,809
Insurance acquisition costs and other operating expenses	337	—	—			337

	46,577	17,143	(1,010)			62,710

Operating (loss) income	(13,700)	(1,263)	1,010			(13,953)

Other income (expense):
Interest and dividend income	692	11	(151)	(G	)	552
Realized gain on sale of available-for-sale securities	(48)	—	—			(48)
Interest expense	(1,005)	—	(1,050)	(H	)	(2,055)
Other, net	(190)	5	—			(185)

	(551)	16	(1,201)			(1,736)

Loss before income taxes	(14,251)	(1,247)	(191)			(15,689)
Income tax benefit	(5,689)	(26)	(24)	(I	)	(5,739)

Net loss	$(8,562)	(1,221)	(167)			(9,950)

Net loss per share:
Basic	$(0.77)	$(0.11)				$(0.90)

Diluted	$(0.77)	$(0.11)				$(0.90)

Weighted-average common shares outstanding:
Basic	11,089	11,089				11,089

Diluted	11,089	11,089				11,089

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Ambassadors International, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed combined statement of operations of Ambassadors for the year ended December 31, 2006 and for the three months ended March 31, 2007, give effect to the acquisition of Windstar Cruises (“Transaction”) as if the Transaction had been completed on January 1, 2006. The unaudited pro forma condensed combined balance sheet at March 31, 2007 gives effect to the acquisition of Windstar Cruises as if the Transaction had been completed on March 31, 2007.

The unaudited pro forma condensed combined statements of operations and unaudited pro forma condensed combined balance sheet were derived by adjusting Ambassadors’ historical financial statements for the acquisition of Windstar Cruises and are provided for informational purposes only and should not be construed to be indicative of Ambassadors’ financial position or results of operations had the transaction been consummated on the dates indicated and do not project Ambassadors’ financial position or results of operations for any future period or date.

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations and accompanying notes should be read in conjunction with Ambassadors’ historical financial statements and related notes, Ambassadors’ “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Ambassadors’ Annual Report on Form 10-K for the year ended December 31, 2006, as amended, the historical financial statements and related notes, Ambassadors’ “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Ambassadors’ Quarterly Report on Form 10-Q for the three months ended March 31, 2007, and Windstar Cruises’ audited financial statements as of and for the year ended November 30, 2006 presented herein.

Note 2. Preliminary Purchase Price

The unaudited pro forma condensed combined financial statements reflect an estimated purchase price of approximately $100.6 million. The preliminary purchase price for the acquisition is as follows (in thousands):

Cash consideration	$11,289
Seller financing	60,000
Liabilities assumed	28,524
Estimated acquisition costs	775

Preliminary purchase price	$100,588

The final purchase price is dependent on the actual final direct acquisition costs.

Based on the estimated purchase price, the preliminary purchase price allocation, subject to change pending completion of Ambassadors’ final valuation and analysis, is as follows (in thousands):

Tangible assets	$98,893
Intangibles (a)	1,695

Total assets acquired	100,588
Liabilities assumed	(28,524)

Net assets acquired	$72,064

(a)	Intangible assets represent the estimate of the value of acquired passenger list and trade name. Acquired passenger list was valued at $500 with an estimated useful life of ten years and no residual value. Passenger list will be amortized on a straight line basis over its estimated useful life. Trade name was valued at $1,195 with an indefinite useful life and therefore will not be amortized but will be evaluated annually to determine if its value has been impaired and, if so, the extent of impairment will be determined and the value adjusted accordingly.

Note 3. Pro Forma Adjustments

The following pro forma adjustments are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired and were calculated as if the acquisition had been completed as of the beginning of the periods presented. These estimates are subject to finalization.

(A)	To record cash paid by Ambassadors as part of the Transaction and estimated costs associated with the Transaction.

(B)	To record estimated value of intangible assets acquired.

(C)	To reflect current and long-term seller financing in the Transaction.

(D)	To eliminate Windstar Cruises’ historical equity accounts.

(E)	To adjust stock-based compensation expense.

(F)	To adjust depreciation and amortization expense based on the fair value and estimated lives assigned to tangible and intangible assets acquired in the preliminary purchase price allocation.

(G)	To reduce interest income associated with the cash paid in the Transaction. Interest rate used in the computation of interest income adjustment for the twelve-month and three-month periods was the actual average annual interest rate of 5% per year.

(H)	To reflect interest expense related to seller debt at date of Transaction.

(I)	To reflect the tax effect of the pro forma adjustments. The estimated tax rate was calculated using the federal statutory rate of 34.0% on approximately 5% of the operations which are subject to U.S. federal income tax.

(J)	Unaudited financial information of Windstar Cruises as of and for the three months ended February 28, 2007.